EXHIBIT 99.1

NEWS RELEASE

LINCOLN FINANCIAL GROUP TAKES ACTIONS TO POSITION BUSINESS
FOR EMERGING OPPORTUNITIES AND PROVIDES DETAILS ON
PREVIOUSLY ANNOUNCED REALIGNMENT

Company Expects Second Quarter 2003 Earnings To Be
In Line With Current Analyst Consensus Estimates

Philadelphia, PA, August 4, 2003 — Lincoln National Corporation (NYSE: LNC), the parent company of the Lincoln Financial Group of companies, today reported it has taken further actions to position the Company for future growth by improving the Company’s organizational effectiveness and competitive ability to develop and deliver products.

     The planned actions will impact all domestic operations, and includes new initiatives as well as the previously announced realignment of Lincoln’s life and annuity businesses in Fort Wayne, Indiana; Hartford, Connecticut and Schaumburg, Illinois. These actions are estimated to result in pre-tax expense savings of $25 million in 2003, growing to $80 million in 2004 and, ultimately, $105 million in 2005. Offsetting the savings are related pre-tax charges, which are estimated at $135 million over three years, with an estimated $95 million in 2003, $30 million in 2004 and $10 million in 2005. In the first quarter of 2003, $6.4 million of the charge was taken and $15.2 million of the charge will be recognized in the second quarter of 2003. Future quarterly impact will vary based on timing of specific actions, including layoffs. The number of job eliminations is expected to range between 800 and 1000, including approximately 200 which have occurred to date. The expense savings estimates should be viewed against 2002 incurred expenses.

     Also offsetting the savings are pre-tax investments in business growth initiatives, of which approximately $15 million will be incurred in 2003, $30 million in 2004 and $35 million in 2005. “GAAP accounting for restructuring costs changed in January 2003. We can no longer record the costs at the time the decision is made and announced. The new GAAP requirement causes us to take charges in each individual quarter as the liability is incurred,” said Richard C. Vaughan, chief financial officer of Lincoln Financial Group. “Both approaches get you to the identical ongoing earnings rate, but the interim reporting is different. The internal rate of return on our investment is estimated to be 40% using a five-year planning period starting in 2004.”

     The net impact to after-tax earnings from the investments in business growth initiatives, expense savings and charges is estimated to result in a net charge of $55 million in 2003. However, in 2004, the Company estimates a net savings of $13 million and, in 2005, a net savings of $39 million. Again using actual incurred expenses in 2002 as a baseline, the savings in the operating expense run-rate beginning in 2006 is estimated at $45 million after-tax.

     The Company also reported today that it expects second quarter 2003 income from operations, which is the measure of earnings projected by analysts, to be in line with current analyst consensus estimates of $0.86 per share as reported by First Call.

     “As we have previously stated, Lincoln is taking measures to position the organization for emerging opportunities in the long term while prudently responding to environmental issues affecting profitability in the near term,” said Jon A. Boscia, chairman and chief executive officer of Lincoln Financial Group. “In anticipation of consumer needs moving toward products that address the full spectrum of wealth management, including income generation and wealth transfer, we determined that a realignment of our businesses was necessary. This will enable us to build greater flexibility into our manufacturing platforms and foster greater product development capability, while building upon our distribution strengths. These changes will allow for faster speed to market of products, better communications among manufacturing platforms and distribution channels as well as greater overall efficiency. Our belief is that the most successful providers will ultimately be the most efficient ones and that this new approach will position us well to capitalize on future growth opportunities.”

     Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE: LNC) and its affiliates. With headquarters in Philadelphia, Lincoln Financial Group has consolidated assets of $92 billion and had annual consolidated revenues of $4.6 billion in 2002. Through its wealth accumulation and protection businesses, the company provides annuities, life insurance, 401(k) and 403(b) plans, 529 college savings plans, mutual funds, managed accounts, institutional investment and financial planning and advisory services.

Media Contact:	Investor Contact:
D’Arcy Rudnay	Priscilla Brown
215-448-1454	215-448-1422
mediarelations@LFG.com	investorrelations@LFG.com

Forward Looking Statements — Cautionary Language
 Certain statements made in this press release are “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 (the “Act”). A forward-looking statement is any statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning. LNC claims the protection afforded by the safe harbor for forward-looking statements provided by the Act.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. These risks and uncertainties include, among others, subsequent significant changes in:

•	the Company (e.g., acquisitions and divestitures of legal entities and blocks of business — directly or by means of reinsurance transactions);

•	financial markets (e.g., interest rates and securities markets and stock and bond market performance);

•	the performance of the investment portfolios of LNC’s subsidiaries and of the portfolios which they manage (both internal and external);

•	competitors and competing products and services;

•	LNC’s ability to operate its businesses in a relatively normal manner;

•	legislation (e.g., corporate, individual, estate and product taxation) including the Bush Administration’s tax proposals on dividends and retirement savings;

•	the price of LNC’s stock;

•	accounting principles generally accepted in the United States;

•	regulations (e.g., insurance and securities regulations);

•	debt and claims-paying ratings issued by nationally recognized statistical rating organizations; and

•	the National Association of Insurance Commissioners’ (“NAIC”) capital requirements.

•	future interpretations of NAIC Actuarial Guidelines may require LNC to establish additional statutory reserves for guaranteed minimum death benefits under variable annuity contracts.

Other risks and uncertainties include:

•	the risk that significant accounting, fraud or corporate governance issues may adversely affect the value of certain investments in the portfolios of LNC’s companies;

•	the risk that the LNC could have to accelerate amortization of deferred policy acquisition costs if the market continues to deteriorate;

•	the risk that the LNC could have to write off investments in certain securities if the issuers’ financial condition deteriorates;

•	the risks associated with having products with guaranteed benefits;

•	whether necessary regulatory approvals are obtained (e.g., insurance department, Hart-Scott-Rodino, etc.) and, if obtained, whether they are obtained on a timely basis;

•	whether proceeds from divestitures of legal entities and blocks of business can be used as planned;

•	risks associated with litigation, arbitration and other actions such as: (a) adverse decisions in significant actions including, but not limited to extra-contractual and class action damage cases; (b) new decisions which change the law; (c) unexpected trial court rulings; (d) unavailability of witnesses;

•	(e) newly discovered evidence and (f) acts of God (e.g., hurricanes, earthquakes and storms);

•	whether there will be significant charges or benefits resulting from the contingencies described in the footnotes to LNC’s consolidated financial statements;

•	risks associated with acts of terrorism or war;

•	the stability of governments in countries in which LNC’s subsidiaries do business; and

•	other insurance risks (e.g., policyholder mortality and morbidity).

     The risks included here are not exhaustive. LNC’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission include additional factors which could impact LNC’s business and financial performance. Moreover, LNC operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

     Further, it is not possible to assess the impact of all risk factors on LNC’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undo reliance on forward-looking statements as a prediction of actual results. In addition, LNC disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Definition of Income from Operations

Income from operations represents after-tax results excluding, as applicable, realized gains or losses on investments and derivatives, restructuring charges, reserve changes on business sold through reinsurance, gain on sale of subsidiaries and certain other items. Income from operations is an internal measure used by the company in the management of its operations. Management believes that this performance measure explains the results of the company’s ongoing operations in a manner that allows for a better understanding of the underlying trends in the company’s current business.

Reconciliation of Net Income to Income from Operations

(amounts in millions, except EPS)	Lincoln	Life	Investment	Lincoln	Corporate
For the Quarter Ended June 2003	Retirement	Insurance	Management	UK	& Other	Total

Net Income	$81.7	$65.6	$4.6	$12.4	($21.6)	$142.7
Less:
Net realized gain/loss on investments and derivatives	(0.4)	(1.4)	0.1	0.0	0.0	(1.7)
Amortization of deferred gain — reserve development	0.0	0.0	0.0	0.0	(0.1)	(0.1)
Restructuring charges	(4.0)	(4.8)	0.0	0.0	0.0	(8.8)

Income from Operations	86.1	71.8	4.5	12.4	(21.5)	153.3
Earnings per share (diluted)
Net Income						$0.80
Income from Operations						$0.86

(amounts in millions, except EPS)	Lincoln	Life	Investment	Lincoln	Corporate
For the Quarter Ended June 2002	Retirement	Insurance	Management	UK	& Other	Total

Net Income	$9.2	$56.7	($0.8)	$9.3	($25.9)	$48.5
Less:
Net realized gain/loss on investments and derivatives	(36.6)	(16.1)	(0.5)	3.2	(2.5)	(52.5)
Amortization of deferred gain — reserve development	0.0	0.0	0.0	0.0	(14.4)	(14.4)
Restructuring charges	(1.0)	0.0	0.0	0.0	0.0	(1.0)

Income from Operations	46.8	72.8	(0.3)	6.1	(9.0)	116.4
Earnings per share (diluted)
Net Income						$0.26
Income from Operations						$0.62